Exhibit 99

Acadia Healthcare Reports Second Quarter Adjusted EPS of $0.18 and EPS of $0.17

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 31, 2012--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter ended June 30, 2012. Revenue increased 58.1% for the second quarter to $100.5 million compared with $63.6 million for the second quarter of 2011. Income from continuing operations was $6.1 million, or $0.17 per diluted share, for the second quarter of 2012, compared with a loss from continuing operations of $21.7 million, or $1.23 per diluted share, for the second quarter last year. Adjusted income from continuing operations was $0.18 per diluted share, excluding transaction-related expenses totaling $0.7 million, for the second quarter of 2012 compared with a loss of $1.01 per diluted share, excluding sponsor management fees and transaction-related expenses totaling $6.3 million, for the second quarter of 2011. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 7 and 8.

For the first six months of 2012, revenues were $190.1 million compared with $80.4 million for the same period in 2011. Income from continuing operations was $9.4 million, or $0.27 per diluted share, for the first half of 2012, compared with a loss from continuing operations of $22.0 million, or $1.24 per diluted share, for the first six months of 2011. Adjusted income from continuing operations was $0.29 per diluted share, excluding transaction-related expenses totaling $1.4 million, for the first half of 2012 compared with a loss of $0.94 per diluted share, excluding sponsor management fees and transaction-related expenses totaling $9.0 million, for the first six months of 2011.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “Acadia’s second quarter revenue growth was primarily driven by the expansion in the number of beds in operation to approximately 2,150 beds in 32 facilities at the end of the second quarter of 2012 from over 1,700 beds in 19 facilities at the end of the second quarter last year. In addition, we produced 7.3% growth in same facility revenue for the second quarter of 2012, which was driven primarily by a 9.2% increase in patient days for the period.

“We are also pleased with the strength of our margins for the second quarter of 2012. The Company’s same facility EBITDA margin increased 60 basis points to 23.0% for the quarter compared with the same quarter in 2011. This increase contributed to the expansion in our adjusted consolidated EBITDA margin to 20.3%, up 280 basis points from the second quarter last year.

“The Company is well positioned to fund our organic growth initiatives and acquisition strategy. We continue to generate significant net cash flow from continuing operations, and we have availability of approximately $75 million under our revolving credit facility at the end of the second quarter. Furthermore, we completed a public offering of 9,487,500 shares of common stock in May, raising net proceeds of approximately $139 million. As a result, our ratio of total net debt (total debt minus cash and cash equivalents) to trailing 12 months adjusted EBITDA was 2.5 at June 30, 2012.”

Acadia today revised its guidance for 2012 adjusted earnings per diluted share to a range of $0.59 to $0.60 based upon the impact of the additional shares of common stock outstanding from the May public offering. The Company’s previous guidance for 2012 adjusted earnings per diluted share was a range of $0.65 to $0.67. The Company’s guidance for adjusted earnings per diluted share excludes transaction-related expenses and does not include the impact of any future acquisitions.

Acadia will hold a conference call to discuss its second quarter financial results at 9:00 a.m. Eastern Time on Wednesday, August 1, 2012. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website or at www.earnings.com. The webcast of the conference call will be available through August 15, 2012.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral health care services. Acadia operates a network of 32 behavioral health facilities with approximately 2,150 licensed beds in 18 states. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2012	2011	2012	2011
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$102,752	$63,828	$194,020	$81,412
Provision for doubtful accounts	(2,222)	(253)	(3,927)	(991)
Revenue	100,530	63,575	190,093	80,421

Salaries, wages and benefits (including equity-based compensation expense of $592, $19,843, $1,170 and $19,843, respectively)	58,559	59,024	113,702	69,736

Professional fees	4,658	2,341	8,831	2,716
Supplies	4,872	3,314	9,317	4,247
Rents and leases	2,227	1,634	4,469	1,985
Other operating expenses	10,407	5,959	19,388	7,845
Depreciation and amortization	1,646	1,956	3,256	2,199
Interest expense, net	7,471	1,992	14,753	2,215
Sponsor management fees	-	545	-	590
Transaction-related expenses	670	5,756	1,365	8,362
Total expenses	90,510	82,521	175,081	99,895
Income (loss) from continuing operations before income taxes	10,020	(18,946)	15,012	(19,474)
Provision for income taxes	3,919	2,789	5,584	2,518
Income (loss) from continuing operations	6,101	(21,735)	9,428	(21,992)
Income (loss) from discontinued operations, net of income taxes	(192)	(122)	160	(114)
Net income (loss)	$5,909	$(21,857)	$9,588	$(22,106)

Basic earnings per share:
Income (loss) from continuing operations	$0.17	$(1.23)	$0.27	$(1.24)
Income (loss) from discontinued operations	$(0.01)	$(0.01)	$0.01	$(0.01)
Net income (loss)	$0.16	$(1.24)	$0.28	$(1.25)

Diluted earnings per share:
Income (loss) from continuing operations	$0.17	$(1.23)	$0.27	$(1.24)
Income (loss) from discontinued operations	$(0.01)	$(0.01)	$0.01	$(0.01)
Net income (loss)	$0.16	$(1.24)	$0.28	$(1.25)

Weighted-average shares outstanding:
Basic	36,507	17,633	34,313	17,633
Diluted	36,695	17,633	34,514	17,633

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2012	December 31, 2011
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$120,176	$61,118
Accounts receivable, net of allowance for doubtful accounts of $5,123 and $2,424, respectively	45,658	35,127
Deferred tax asset	5,416	6,239
Other current assets	12,882	10,121
Total current assets	184,132	112,605
Property and equipment, net	112,841	82,972
Goodwill	262,325	186,815
Intangible assets, net	9,186	8,232
Deferred tax asset - long-term	1,975	6,006
Other assets	15,994	16,366
Total assets	$586,453	$412,996

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$10,000	$6,750
Accounts payable	7,870	8,642
Accrued salaries and benefits	18,051	16,195
Other accrued liabilities	8,384	9,081
Total current liabilities	44,305	40,668
Long-term debt	288,573	270,709
Other liabilities	7,231	5,254
Total liabilities	340,109	316,631
Equity:
Common stock, $0.01 par value; 90,000,000 shares authorized; 41,731,241 and 32,115,929 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	417	321
Additional paid-in capital	280,919	140,624
Accumulated deficit	(34,992)	(44,580)
Total equity	246,344	96,365
Total liabilities and equity	$586,453	$412,996

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2012	2011
	(In thousands)

Operating activities:
Net income (loss)	$9,588	$(22,106)
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	3,256	2,199
Provision for doubtful accounts	3,927	991
Amortization of debt issuance costs	1,224	336
Equity-based compensation expense	1,170	19,843
Deferred income tax expense	4,854	228
Other	21	(170)
(Income) loss from discontinued operations, net of taxes	(160)	114
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(10,619)	(985)
Other current assets	(2,214)	(669)
Other assets	313	-
Accounts payable and other accrued liabilities	(2,805)	3,616
Accrued salaries and benefits	327	1,164
Other liabilities	1,860	742
Net cash provided by continuing operating activities	10,742	5,303
Net cash used in discontinued operating activities	(196)	(1,725)
Net cash provided by operating activities	10,546	3,578

Investing activities:
Cash paid for acquisitions, net of cash acquired	(90,466)	(178,014)
Cash paid for capital expenditures	(7,619)	(3,212)
Cash paid for real estate acquisitions	(13,886)	(2,150)
Other	1,400	(538)
Net cash used in investing activities	(110,571)	(183,914)

Financing activities:
Borrowings on long-term debt	25,000	135,000
Net increase in revolving credit facility	-	7,000
Principal payments on long-term debt	(4,000)	(1,688)
Repayment of long-term debt	-	(9,984)
Payment of debt issuance costs	(1,138)	(5,804)
Issuance of common stock	139,034	-
Proceeds from stock option exercises	187	-
Contribution from Holdings	-	51,029
Distributions to equity holders	-	(375)
Net cash provided by financing activities	159,083	175,178

Net increase (decrease) in cash and cash equivalents	59,058	(5,158)
Cash and cash equivalents at beginning of the period	61,118	8,614
Cash and cash equivalents at end of the period	$120,176	$3,456

Effect of acquisitions:
Assets acquired, excluding cash	$93,299	$213,073
Liabilities assumed	(2,833)	(35,059)
Cash paid for acquisitions, net of cash acquired	$90,466	$178,014

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three months ended June 30,			Six months ended June 30,
	2012	2011	% Change	2012	2011	% Change
Same Facility Results
Revenue	$68,235	$63,575	7.3%	$87,400	$80,421	8.7%
Patient Days	127,688	116,945	9.2%	156,703	142,159	10.2%
Admissions	3,333	2,849	17.0%	5,478	4,713	16.2%
Average Length of Stay (a)	38.3	41.0	-6.7%	28.6	30.2	-5.2%

Revenue per Patient Day	$534	$544	-1.7%	$558	$566	-1.4%
EBITDA margin	23.0%	22.4%	60 bps	23.4%	22.8%	60 bps

Total Facility Results
Revenue	$100,490	$63,575	58.1%	$190,053	$80,421	136.3%
Patient Days	170,492	116,945	45.8%	323,137	142,159	127.3%
Admissions	7,453	2,849	161.6%	14,171	4,713	200.7%
Average Length of Stay (a)	22.9	41.0	-44.3%	22.8	30.2	-24.4%

Revenue per Patient Day	$589	$544	8.4%	$588	$566	4.0%
EBITDA margin	24.6%	22.4%	220 bps	23.0%	22.8%	20 bps

(a) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)

Net income (loss)	$5,909	$(21,857)	$9,588	$(22,106)
Loss (income) from discontinued operations	192	122	(160)	114
Provision for income taxes	3,919	2,789	5,584	2,518
Interest expense, net	7,471	1,992	14,753	2,215
Depreciation and amortization	1,646	1,956	3,256	2,199
EBITDA	19,137	(14,998)	33,021	(15,060)

Adjustments:
Equity-based compensation expense (a)	592	19,843	1,170	19,843
Transaction-related expenses (b)	670	5,756	1,365	8,362
Sponsor management fees (c)	-	545	-	590
Adjusted EBITDA	$20,399	$11,146	$35,556	$13,735

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income (Loss) from Continuing Operations to Income (Loss) from
Continuing Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)

Income (loss) from continuing operations	$6,101	$(21,735)	$9,428	$(21,992)
Provision for income taxes	3,919	2,789	5,584	2,518
Income (loss) from continuing operations before income taxes	10,020	(18,946)	15,012	(19,474)

Adjustments to income (loss) from continuing operations:
Transaction-related expenses (b)	670	5,756	1,365	8,362
Sponsor management fees (c)	-	545	-	590
Income tax provision reflecting tax effect of adjustments to income (loss) from continuing operations (d)	(4,169)	(5,246)	(6,387)	(6,009)
Adjusted income (loss) from continuing operations	$6,521	$(17,891)	$9,990	$(16,531)

Weighted-average shares outstanding - diluted	36,695	17,633	34,514	17,633

Adjusted income (loss) from continuing operations per diluted share	$0.18	$(1.01)	$0.29	$(0.94)

See footnotes on page 9.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, and sponsor management fees.

EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income (loss) from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related primarily to the acquisitions of Youth and Family Centered Services, Inc. (“YFCS”) in April 2011, PHC, Inc. (“PHC”) in November 2011 and three facilities from Haven Behavioral Healthcare Holdings, LLC (the "Haven Facilities") in March 2012.

(c) Represents the management fees paid by Acadia to its equity sponsor prior to the termination of the professional services agreement between Acadia and its equity sponsor on November 1, 2011.

(d) Represents the income tax provision adjusted to reflect the aggregate tax effect of the adjustments to income (loss) from continuing operations described above based on expected combined federal and state tax rates.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President